Exhibit 99.1

Contact:                 Lily Outerbridge
Investor Relations
(441) 298-0760

PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS RECORD
FINANCIAL RESULTS FOR THE SECOND QUARTER 2010

HAMILTON, BERMUDA, JULY 20, 2010 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $124.1 million and diluted earnings per common share of $2.68 for the quarter ended June 30, 2010.

The results for the quarter include net premiums earned of $191.4 million, net favorable development of $40.1 million and net investment income and net realized gains on investments of $84.9 million.

Michael D. Price, Platinum’s Chief Executive Officer, commented, “Our record diluted earnings per common share in the second quarter of 2010 reflect Platinum’s disciplined approach to underwriting, strong investment results and active capital management.  Our book value per common share was $51.23 as of June 30, 2010, an increase of 10.0% from March 31, 2010 and 13.3% from December 31, 2009.”

Mr. Price added, “So far this year we have assembled an acceptable portfolio of treaty reinsurance risks, repositioned our investment portfolio and deployed free capital into buying back shares, which better aligns our capital base with our business opportunities.”

Results for the quarter ended June 30, 2010 are summarized as follows:

•	Net income was $124.1 million and diluted earnings per common share were $2.68.

•	Net premiums written were $151.7 million and net premiums earned were $191.4 million.

•	GAAP combined ratio was 67.4%.

•	Net investment income was $35.4 million.

•	Net realized gains on investments were $49.5 million.

Results for the quarter ended June 30, 2010 as compared with the quarter ended June 30, 2009 are summarized as follows:

•	Net income increased $26.0 million (or 26.5%).

•	Net premiums written decreased $56.4 million (or 27.1%) and net premiums earned decreased $41.0 million (or 17.7%).

•	GAAP combined ratio decreased 9.5 percentage points.

•	Net investment income decreased $8.7 million (or 19.7%).

•	Net realized gains on investments increased $38.7 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended June 30, 2010 were $74.1 million, $72.6 million and $5.0 million, respectively, representing 48.8%, 47.9% and 3.3%, respectively, of total net premiums written. Combined ratios for these segments were 59.6%, 75.6% and 84.6%, respectively. Compared with the quarter ended June 30, 2009, net premiums written decreased $39.3 million (or 34.7%), $14.8 million (or 17.0%) and $2.3 million (or 31.3%) in the Property and Marine, Casualty and Finite Risk segments, respectively.

Results for the six months ended June 30, 2010 are summarized as follows:

•	Net income was $139.6 million and diluted earnings per common share were $2.95.

•	Net premiums written were $399.1 million and net premiums earned were $411.6 million.

•	GAAP combined ratio was 84.2%.

•	Net investment income was $72.9 million.

•	Net realized gains on investments were $54.9 million.

Results for the six months ended June 30, 2010 as compared with the six months ended June 30, 2009 are summarized as follows:

•	Net income decreased $43.5 million (or 23.8%).

•	Net premiums written decreased $54.2 million (or 12.0%) and net premiums earned decreased $68.6 million (or 14.3%).

•	GAAP combined ratio increased 5.7 percentage points.

•	Net investment income decreased $5.4 million (or 7.0%).

•	Net realized gains on investments increased $23.6 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the six months ended June 30, 2010 were $220.9 million, $166.4 million and $11.9 million, respectively, representing 55.3%, 41.7% and 3.0%, respectively, of total net premiums written. Combined ratios for these segments were 92.6%, 69.5% and 146.9%, respectively. Compared with the six months ended June 30, 2009, net premiums written decreased $34.3 million (or 13.4%), $19.1 million (or 10.3%) and $0.9 million (or 7.0%) in the Property and Marine, Casualty and Finite Risk segments, respectively.

Total assets were $4.93 billion as of June 30, 2010, a decrease of $86.8 million (or 1.7%) from $5.02 billion as of December 31, 2009. Fixed maturity investments and cash and cash equivalents were $4.53 billion as of June 30, 2010, an increase of $158.4 million (or 3.6%) from $4.37 billion as of December 31, 2009.

Shareholders’ equity was $2.11 billion as of June 30, 2010, an increase of $27.7 million (or 1.3%) from $2.08 billion as of December 31, 2009.  Book value per common share was $51.23 as of June 30, 2010 based on 41.1 million common shares outstanding, an increase of $6.01 (or 13.3%) from $45.22 as of December 31, 2009 based on 45.9 million common shares outstanding.  During the three months ended June 30, 2010, the Company repurchased 4,069,440 common shares for approximately $149.6 million at a weighted average cost, including commissions, of $36.76 per share.  During the six months ended June 30, 2010, the Company repurchased an aggregate of 5,757,906 common shares for approximately $212.8 million at a weighted average cost, including commissions, of $36.96 per share.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement).  The Financial Supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Wednesday, July 21, 2010 at 8:00 a.m. Eastern time.  The call can be accessed by dialing 800-750-4984 (US callers) or 913-312-0860 (international callers), or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com.  Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Wednesday, July 21, 2010 until midnight Eastern time on Thursday, July 29, 2010.  To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 6419932. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including segment underwriting income (or loss) and related underwriting ratios are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures, which are used to monitor the results of operations, allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP. A reconciliation of such measures to the most comparable GAAP figures such as income before income tax expense and total shareholders’ equity is presented in the attached financial information in accordance with Regulation G.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  Platinum’s operating subsidiaries have financial strength ratings of A (Excellent) from A.M. Best and A (Strong) from Standard & Poor’s.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies.  These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.  In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.  The inclusion of forward-looking statements in this press release should not be considered as a representation by us or any other person that our current plans or expectations will be achieved.  Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, severe catastrophic events over which we have no control, the effectiveness of our loss limitation methods and pricing models, the adequacy of our liability for unpaid losses and loss adjustment expenses, our ability to maintain our A.M. Best Company, Inc. and Standard & Poor’s ratings, our ability to raise capital on acceptable terms if necessary, the cyclicality of the property and casualty reinsurance business, the highly competitive nature of the property and casualty reinsurance industry, our ability to maintain our business relationships with reinsurance brokers, the availability of retrocessional reinsurance on acceptable terms, market volatility and interest rate and currency exchange rate fluctuation, tax, regulatory or legal restrictions or limitations applicable to us or the property and casualty reinsurance business generally, general political and economic conditions, including the effects of civil unrest, acts of terrorism, war or a prolonged United States or global economic downturn or recession; and changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at our discretion. As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

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Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of June 30, 2010 and December 31, 2009
($ in thousands, except share data)

	June 30,	December 31,
	2010	2009
	(Unaudited)
Assets
Investments	$3,335,914	$3,660,515
Cash, cash equivalents and short-term investments	1,192,099	709,134
Reinsurance premiums receivable	160,729	269,912
Accrued investment income	28,373	29,834
Reinsurance balances (prepaid and recoverable)	28,036	29,710
Deferred acquisition costs	38,994	40,427
Funds held by ceding companies	85,030	84,478
Other assets	65,574	197,568
Total assets	$4,934,749	$5,021,578

Liabilities
Unpaid losses and loss adjustment expenses	$2,224,026	$2,349,336
Unearned premiums	168,545	180,609
Debt obligations	250,000	250,000
Commissions payable	57,370	90,461
Other liabilities	129,373	73,441
Total liabilities	2,829,314	2,943,847

Total shareholders' equity	2,105,435	2,077,731

Total liabilities and shareholders' equity	$4,934,749	$5,021,578

Book value per common share (a)	$51.23	$45.22

(a) Book value per common share is determined by dividing shareholders' equity by actual common shares outstanding.

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)
For the Three and Six Months Ended June 30, 2010 and 2009
($ in thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009

Revenue
Net premiums earned	$191,432	232,462	411,610	$480,214
Net investment income	35,372	44,077	72,877	78,323
Net realized gains on investments	49,489	10,794	54,946	31,364
Net impairment losses on investments	(3,410)	(3,256)	(21,512)	(6,664)
Other income (expense)	(144)	5,212	129	5,444
Total revenue	272,739	289,289	518,050	588,681

Expenses
Net losses and loss adjustment expenses	71,475	124,945	236,043	269,109
Net acquisition expenses	44,088	38,338	81,417	78,494
Net changes in fair value of derivatives	30	106	2,345	2,523
Operating expenses	20,160	22,906	41,901	43,774
Net foreign currency exchange (gains) losses	(67)	(537)	(1,296)	459
Interest expense	4,709	4,756	9,469	9,511
Total expenses	140,395	190,514	369,879	403,870

Income before income tax expense	132,344	98,775	148,171	184,811
Income tax expense	8,205	645	8,611	1,759

Net income	124,139	98,130	139,560	183,052
Preferred dividends	-	-	-	1,301

Net income attributable to common shareholders	$124,139	98,130	139,560	$181,751

Basic
Weighted average common shares outstanding	43,225	50,580	44,322	50,105
Basic earnings per common share	$2.87	1.94	3.15	$3.63

Diluted
Adjusted weighted average common shares outstanding	46,249	51,594	47,365	52,744
Diluted earnings per common share	$2.68	1.90	2.95	$3.47

Comprehensive income
Net income	$124,139	98,130	139,560	$183,052
Other comprehensive income, net of deferred taxes	34,833	64,958	82,705	63,382
Comprehensive income	$158,972	163,088	222,265	$246,434

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Three Months Ended June 30, 2010 and 2009
($ in thousands)

Three Months Ended June 30, 2010
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$74,105	72,628	4,985	$151,718

Net premiums earned	100,550	85,166	5,716	191,432

Net losses and loss adjustment expenses	35,010	40,058	(3,593)	71,475
Net acquisition expenses	17,218	18,752	8,118	44,088
Other underwriting expenses	7,720	5,654	313	13,687
Total underwriting expenses	59,948	64,464	4,838	129,250
Segment underwriting income	$40,602	20,702	878	62,182

Net investment income				35,372
Net realized gains on investments				49,489
Net impairment losses on investments				(3,410)
Net changes in fair value of derivatives				(30)
Net foreign currency exchange gains				67
Other expense				(144)
Corporate expenses not allocated to segments				(6,473)
Interest expense				(4,709)
Income before income tax expense				$132,344

GAAP underwriting ratios:
Net loss and loss adjustment expense	34.8%	47.0%	(62.9%)	37.3%
Net acquisition expense	17.1%	22.0%	142.0%	23.0%
Other underwriting expense	7.7%	6.6%	5.5%	7.1%
Combined	59.6%	75.6%	84.6%	67.4%

Three Months Ended June 30, 2009
Segment underwriting results

Net premiums written	$113,405	87,459	7,253	$208,117

Net premiums earned	128,316	99,161	4,985	232,462

Net losses and loss adjustment expenses	62,807	61,042	1,096	124,945
Net acquisition expenses	13,526	20,406	4,406	38,338
Other underwriting expenses	9,123	6,130	400	15,653
Total underwriting expenses	85,456	87,578	5,902	178,936
Segment underwriting income (loss)	$42,860	11,583	(917)	53,526

Net investment income				44,077
Net realized gains on investments				10,794
Net impairment losses on investments				(3,256)
Net changes in fair value of derivatives				(106)
Net foreign currency exchange gains				537
Other income				5,212
Corporate expenses not allocated to segments				(7,253)
Interest expense				(4,756)
Income before income tax expense				$98,775

GAAP underwriting ratios:
Net loss and loss adjustment expense	48.9%	61.6%	22.0%	53.7%
Net acquisition expense	10.5%	20.6%	88.4%	16.5%
Other underwriting expense	7.1%	6.2%	8.0%	6.7%
Combined	66.5%	88.4%	118.4%	76.9%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Six Months Ended June 30, 2010 and 2009
($ in thousands)

Six Months Ended June 30, 2010
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$220,890	166,379	11,876	$399,145

Net premiums earned	228,356	173,068	10,186	411,610

Net losses and loss adjustment expenses	161,637	71,588	2,818	236,043
Net acquisition expenses	33,449	36,479	11,489	81,417
Other underwriting expenses	16,419	12,124	651	29,194
Total underwriting expenses	211,505	120,191	14,958	346,654
Segment underwriting income (loss)	$16,851	52,877	(4,772)	64,956

Net investment income				72,877
Net realized gains on investments				54,946
Net impairment losses on investments				(21,512)
Net changes in fair value of derivatives				(2,345)
Net foreign currency exchange gains				1,296
Other income				129
Corporate expenses not allocated to segments				(12,707)
Interest expense				(9,469)
Income before income tax expense				$148,171

GAAP underwriting ratios:
Net loss and loss adjustment expense	70.8%	41.4%	27.7%	57.3%
Net acquisition expense	14.6%	21.1%	112.8%	19.8%
Other underwriting expense	7.2%	7.0%	6.4%	7.1%
Combined	92.6%	69.5%	146.9%	84.2%

Six Months Ended June 30, 2009
Segment underwriting results

Net premiums written	$255,140	185,473	12,776	$453,389

Net premiums earned	261,987	209,121	9,106	480,214

Net losses and loss adjustment expenses	140,258	120,183	8,668	269,109
Net acquisition expenses	30,890	46,627	977	78,494
Other underwriting expenses	17,282	11,799	700	29,781
Total underwriting expenses	188,430	178,609	10,345	377,384
Segment underwriting income (loss)	$73,557	30,512	(1,239)	102,830

Net investment income				78,323
Net realized gains on investments				31,364
Net impairment losses on investments				(6,664)
Net changes in fair value of derivatives				(2,523)
Net foreign currency exchange losses				(459)
Other income				5,444
Corporate expenses not allocated to segments				(13,993)
Interest expense				(9,511)
Income before income tax expense				$184,811

GAAP underwriting ratios:
Net loss and loss adjustment expense	53.5%	57.5%	95.2%	56.0%
Net acquisition expense	11.8%	22.3%	10.7%	16.3%
Other underwriting expense	6.6%	5.6%	7.7%	6.2%
Combined	71.9%	85.4%	113.6%	78.5%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.